SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8K

       Current Report Pursuant to Section 13 or 15(d) of
              The Securities Exchange Act of 1934



  Date of Report (Date of earliest event reported): October 14,
2003


                        JOHNSON & JOHNSON

     (Exact name of registrant as specified in its charter)


    New Jersey                1-3215              22-1024240

(State or other             Commission        (I.R.S. Employer
jurisdiction                File Number)      Identification No.)
of incorporation)



 One Johnson & Johnson Plaza, New Brunswick, New Jersey   08933

           (Address of principal executive offices)    (zip code)


Registrant's telephone number including area code: (732) 524-0400


Item 5.   Other Events.

On October 14, 2003, Johnson & Johnson ("J&J") issued the attached press release announcing its sales and earnings for the period ended September 28, 2003.

Item 9.

On October 14, 2003, Johnson & Johnson announced its consolidated financial results for the third quarter ended September 28, 2003. A copy of this press release is furnished with this report as an exhibit to Form 8-K. The information contained in this report on Form 8-K is being furnished pursuant to Item 12 under Item 9 of Form 8-K as directed by the U.S. Securities and Exchange Commission in Release No. 34-47583.

The following non-GAAP disclosures were included in the press release to provide investors with information regarding the underlying business.

Sales growth excluding currency is presented, as the Company believes that it is a meaningful measure of comparative performance. Currency fluctuations that are not within the control of management can have significant impact on the comparability of reported sales and could disguise meaningful trends in the business.

The Company provided earnings before provision for taxes on income, net earnings and earnings per share (diluted) excluding in-process research and development (IPR&D) charges as these charges are related to business combination transactions. The Company believes that presenting information that excludes IPR&D related amounts is helpful in evaluating the on-going business operations.

The Company provided the growth rates of net earnings and earnings per share (diluted) for the third quarter of 2003 over the same period in 2002 that excluded a charge for a settlement of an arbitration proceeding. This charge was related to a legal settlement that occurred in the third quarter of 2002 and the Company believes that presenting information that excludes this settlement is helpful in evaluating the on-going business operations.


(c)  Exhibits

Exhibit No.       Description of Exhibit

99.15 Press Release dated October 14, 2003 for the period ended September 28, 2003.

99.2O     Unaudited Comparative Supplementary Sales Data and
          Condensed Consolidated Statement of Earnings for the third quarter and 9 months year-to-date.




                            SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   JOHNSON & JOHNSON




Date: October 14, 2003        By: /s/ Stephen J. Cosgrove
                              Stephen J. Cosgrove
                              Chief Accounting Officer